CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Elite Books Inc.

As independent registered public accountants, we hereby consent to the use of our audit report dated July 7, 2014, with respect to the financial statements of  Elite Books Inc. in its registration statement Form S-1/A relating to the registration of 3,000,000 shares of common stock. We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

St. Louis Park, Minnesota

September 22, 2014

1660 Highway 100 South

Suite 500

St. Louis  Park, MN  55416

630.277.2330